Exhibit 99.1
LegalZoom Reports Fourth Quarter and Full Year 2024 Financial Results; Announces 2025 Guidance of 5% Revenue Growth and Expanding Margins
•Continued strong execution with Q4 and full year 2024 financial results at high end of outlook range
•Ongoing progress towards initiatives to grow subscription business; full-year subscription revenue of $436.2 million up 6% year-over-year
•Full-year net income of $30.0 million, up 115% year-over-year, and net income margin of 4%
•Full year Adjusted EBITDA of $148.1 million, up 25% year-over-year, and Adjusted EBITDA margin of 22%, reflecting approximately 380 basis point expansion in Adjusted EBITDA margin
•$142.1 million of cash and cash equivalents and no debt outstanding as of December 31, 2024
•Subsequent to year end, announced the acquisition of Formation Nation to support growth strategy
MOUNTAIN VIEW, California – February 26, 2025 – LegalZoom.com, Inc. (Nasdaq: LZ), a leading online platform for legal services, today announced results for its fourth quarter and year ended December 31, 2024.
“We are making solid progress against our goal to position LegalZoom for long-term, sustainable growth,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “Our execution in 2025 includes a narrowed focus on our core legal and compliance competencies, quality customer acquisition, and a continued emphasis on prioritizing recurring subscription revenue. Our efforts will be supported by driving greater brand awareness, providing best-in-class service, weaving expertise through our products, and pricing for the value we provide.”

Noel Watson, LegalZoom’s Chief Operating Officer and Chief Financial Officer said, “LegalZoom demonstrated strong execution in the fourth quarter with results at or above the high-end of our outlook. In 2025, we remain committed to accelerating subscription revenue growth and expect to exit the year with a double-digit increase in subscription revenue while driving continued operating efficiencies and delivering a strong margin profile.”

Fourth Quarter 2024 Highlights

•Revenue was $161.7 million for the quarter, up 2% year-over-year.
◦Transaction revenue was $53.0 million for the quarter, compared to $51.9 million in the same period in 2023, up 2% year-over-year.
◦Subscription revenue was $108.7 million for the quarter, compared to $106.7 million in the same period in 2023, up 2% year-over-year. The increase was driven by the addition of 0.2 million net new subscription units during the trailing twelve months.
•Gross margin was 67% for the quarter compared to 65% in the same period in 2023.
•Net income was $12.9 million for the quarter, or 8% of revenue, compared to $7.4 million, or 5% of revenue, in the same period in 2023.
•Adjusted EBITDA was $44.2 million for the quarter, or 27% of revenue, compared to $33.4 million, or 21% of revenue, for the same period in 2023.
•Non-GAAP net income was $32.6 million for the quarter compared to $24.1 million in the same period in 2023.
•Cash and cash equivalents were $142.1 million as of December 31, 2024 compared to $225.7 million as of December 31, 2023.
•Cash flows provided by operating activities were $42.6 million for the quarter ended December 31, 2024 compared to $22.5 million in the same period in 2023.
•Free cash flow was $35.9 million for the quarter ended December 31, 2024 compared to $14.1 million in the same period in 2023.
•Basic and diluted net income per share was $0.07 for the quarter compared to a basic and diluted net income per share of $0.04 for the same period in 2023. Basic and diluted Non-GAAP net income per share was $0.19 for the quarter in 2024 compared to basic and diluted Non-GAAP net income per share of $0.13 for the same period in 2023.
•Subsequent to the end of the quarter, on February 10, 2025, LegalZoom announced the acquisition of Formation Nation, Inc., a small business services company. The acquisition supports LegalZoom’s growth initiatives and, inclusive of synergies, is expected to positively contribute to Adjusted EBITDA and be accretive to Non-GAAP net income per share in the first year of the acquisition.
Key Business Metrics and Non-GAAP Financial Measures
(Unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Year Ended		% Growth
	December 31,		(Decline)	December 31,		(Decline)
	2024	2023	YOY	2024	2023	YOY
Total revenue	$161,706	$158,663	2%	$681,881	$660,727	3%
Transaction revenue	$52,959	$51,923	2%	$245,692	$247,780	(1)%
Subscription revenue	$108,747	$106,740	2%	$436,189	$412,947	6%
Gross Profit	$108,321	$102,756	5%	441,788	421,464	5%
Gross Margin	67%	65%	3%	65%	64%	2%
Net Income	$12,854	$7,382	74%	$29,963	$13,953	115%
Net income margin	8%	5%	60%	4%	2%	100%
Net Income per share — basic:	$0.07	$0.04	75%	$0.17	$0.07	143%
Net Income per share — diluted:	$0.07	$0.04	75%	$0.16	$0.07	129%
Net cash provided by operating activities	$42,586	$22,495	89%	135,639	124,308	9%
Non-GAAP Financial Measures
Non-GAAP net income	$32,598	$24,134	35%	$99,451	$80,475	24%
Non-GAAP net income per share — basic:	$0.19	$0.13	46%	$0.55	$0.42	31%
Non-GAAP net income per share — diluted:	$0.19	$0.13	46%	$0.54	$0.41	32%
Adjusted EBITDA	$44,204	$33,438	32%	$148,114	$118,691	25%
Adjusted EBITDA margin	27%	21%	29%	22%	18%	22%
Free cash flow	$35,879	$14,121	154%	$99,943	$92,715	8%
Key Business Metrics
Transaction units	241	215	12%	1,123	1,043	8%
Business formations	96	113	(15)%	482	581	(17)%
Average order value (AOV)	$220	$242	(9)%	$219	$238	(8)%
Subscription units at period end	1,766	1,545	14%	1,766	1,545	14%
Average revenue per subscription unit (ARPU) at period end	$263	$277	(5)%	$263	$277	(5)%
Certain percentages may not recalculate due to rounding.
Financial Guidance and Outlook
Our guidance for the first quarter ending March 31, 2025 is as follows:
•Revenue is expected to be in the range of $175 million to $179 million
•Adjusted EBITDA is expected to be in the range of $33 million to $36 million

Our guidance for the full year ending December 31, 2025 is as follows:
•Revenue growth of approximately 5% year-over-year
~~•~~Adjusted EBITDA margin of approximately 23%
Webcast and Conference Call Information
A webcast and conference call to discuss fourth quarter and full year 2024 results is scheduled for today, February 26, 2025, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; our ability to effectively integrate Formation Nation, Inc. into our existing operations; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and any factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024 filed with the Securities and Exchange Commission, or SEC, on November 6, 2024, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of other equity securities, impairment of long-lived assets, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring income and expenses from time to time, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share as Non-GAAP net income (loss) divided by basic and diluted weighted-average shares. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys—whether through our vast independent attorney network or LegalZoom Legal Services (LZLS) law firm—we offer the tools and guidance people need to confidently manage everything from business formation and compliance to estate planning and ongoing legal support.
With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$142,064	$225,719
Accounts receivable, net of allowances of $2,121 and $4,906, respectively	8,511	11,738
Prepaid expenses and other current assets	17,926	15,159
Current assets held for sale	22,722	22,722
Total current assets	191,223	275,338
Property and equipment, net	59,788	48,232
Goodwill	63,318	63,318
Intangible assets, net	8,653	13,735
Operating lease right-of-use assets	7,189	8,518
Deferred income taxes	34,696	29,015
Available-for-sale debt security (amortized cost of $848 and $836)	1,377	1,159
Other assets	7,639	8,503
Total assets	$373,883	$447,818
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,150	$32,282
Accrued expenses and other current liabilities	57,928	61,678
Deferred revenue	174,643	167,951
Operating lease liabilities	1,861	2,052
Total current liabilities	265,582	263,963
Operating lease liabilities, non-current	6,018	6,966
Deferred revenue	381	490
Other liabilities	8,645	7,565
Total liabilities	280,626	278,984
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value 100,000 shares authorized at December 31, 2024 and 2023, none issued or outstanding at December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 1,000,000 and 1,000,000 shares authorized; 173,619 and 188,538 shares issued and outstanding at December 31, 2024 and 2023, respectively	175	189
Additional paid-in capital	1,161,538	1,101,474
Accumulated deficit	(1,069,317)	(933,061)
Accumulated other comprehensive income	861	232
Total stockholders’ equity	93,257	168,834
Total liabilities and stockholders’ equity	$373,883	$447,818

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Revenue	$161,706	$158,663	$681,881	$660,727
Cost of revenue	53,385	55,907	240,093	239,263
Gross profit	108,321	102,756	441,788	421,464
Operating expenses:
Sales and marketing	47,514	46,126	207,684	210,872
Technology and development	16,650	22,107	89,584	83,181
General and administrative	31,046	27,669	108,939	106,352
Total operating expenses	95,210	95,902	406,207	400,405
Income from operations	13,111	6,854	35,581	21,059
Interest expense	(201)	(254)	(446)	(493)
Interest income	1,303	2,711	7,850	9,307
Other (expense) income, net	(1,747)	1,185	98	1,621
Income before income taxes	12,466	10,496	43,083	31,494
(Benefit from) provision for income taxes	(388)	3,114	13,120	17,541
Net income	$12,854	$7,382	$29,963	$13,953
Net income per share:
Basic	$0.07	$0.04	$0.17	$0.07
Diluted	$0.07	$0.04	$0.16	$0.07
Weighted-average shares used to compute net income per share:
Basic	173,239	188,223	180,210	190,466
Diluted	175,393	192,827	182,865	194,415

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$29,963	$13,953
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,927	25,383
Amortization of debt issuance costs	227	227
Amortization of right-of-use assets	2,132	2,692
Stock-based compensation	71,510	66,015
Deferred income taxes	(4,552)	4,712
Change in fair value of contingent consideration	—	(836)
Unrealized foreign exchange loss (gain)	648	(1,387)
Other	—	(39)
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	3,227	1,441
Prepaid expenses and other current assets	(2,775)	1,557
Other assets	707	435
Accounts payable	(817)	5,025
Accrued expenses and other liabilities	(4,156)	4,119
Operating lease liabilities	(1,942)	(2,319)
Income tax payable	(44)	(4)
Deferred revenue	6,584	3,334
Net cash provided by operating activities	135,639	124,308
Cash flows from investing activities
Purchase of property and equipment	(35,696)	(31,593)
Other	—	38
Net cash used in investing activities	(35,696)	(31,555)
Cash flows from financing activities
Repayment of finance lease obligations	(25)	(35)
Repurchase and retirement of shares	(165,014)	(54,873)
Payment of stock repurchase costs	(169)	(100)
Shares surrendered for settlement of minimum statutory tax withholding	(20,491)	(9,587)
Proceeds from issuance of stock under employee stock plans	2,414	8,445
Net cash used in financing activities	(183,285)	(56,150)
Effect of exchange rate changes on cash and cash equivalents	(313)	34
Net (decrease) increase in cash and cash equivalents	(83,655)	36,637
Cash and cash equivalents, at beginning of the period	225,719	189,082
Cash and cash equivalents, at end of the period	$142,064	$225,719
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$12,854	$7,382	$29,963	$13,953
Interest expense	201	254	446	493
Interest income	(1,303)	(2,711)	(7,850)	(9,307)
(Benefit from) provision for income taxes	(388)	3,114	13,120	17,541
Depreciation and amortization	9,636	7,322	34,927	25,383
Other expense (income), net	1,747	(1,185)	(98)	(1,621)
Stock-based compensation	22,024	15,010	71,510	66,015
Restructuring costs(1)	(567)	3,863	6,096	4,666
Certain non-recurring expenses(2)	—	389	—	1,568
Adjusted EBITDA	$44,204	$33,438	$148,114	$118,691
Net income margin	8%	5%	4%	2%
Adjusted EBITDA margin	27%	21%	22%	18%
(1)     For 2024, restructuring costs related to the reduction of our global workforce. For 2023, restructuring costs related to the reduction of our U.S. and U.K. headcount. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying consolidated statements of operations appearing elsewhere in the Annual Report on Form 10-K.
(2)    Certain non-recurring expenses included costs incurred by us in conjunction with secondary offerings of shares of our common stock by a selling stockholder in September 2023 and November 2023.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
Reconciliation of Net income to Non-GAAP Net income
Net income	$12,854	$7,382	$29,963	$13,953
Amortization of acquired intangible assets	1,266	1,291	5,082	5,165
Stock-based compensation	$22,024	$15,010	$71,510	$66,015
Restructuring expenses(1)	(567)	3,863	6,096	4,666
Certain non-recurring expenses(2)	—	389	—	1,568
Income tax effects(3)	(2,979)	(3,801)	(13,200)	(10,892)
Non-GAAP net income	32,598	24,134	99,451	80,475
Net income margin	8%	5%	4%	2%
Non-GAAP net income margin	20%	15%	15%	12%
Net income per share—basic	$0.07	$0.04	$0.17	$0.07
Net income per share— diluted	$0.07	$0.04	$0.16	$0.07
Non-GAAP net income per share—basic	$0.19	$0.13	$0.55	$0.42
Non-GAAP net income per share—diluted	$0.19	$0.13	$0.54	$0.41
Weighted-average shares used to compute net income per share—basic	173,239	188,223	180,210	190,466
Weighted-average shares used to compute net income per share—diluted	175,393	192,827	182,865	194,415
Weighted-average shares used to compute Non-GAAP net income per share—basic	173,239	188,223	180,210	190,466
Weighted-average shares used to compute Non-GAAP net income per share—diluted	175,393	192,827	182,865	194,415
(1)For 2024, restructuring costs related to the reduction of our global workforce. For 2023, restructuring costs related to the reduction of our U.S. and U.K. headcount. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying consolidated statements of operations appearing elsewhere in the Annual Report on Form 10-K.
(2)Certain non-recurring expenses included costs incurred by us in conjunction with secondary offerings of shares of our common stock by a selling stockholder in September 2023 and November 2023.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$32,598	$24,134	$99,451	$80,475
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share—basic:	173,239	188,223	180,210	190,466
Effect of potentially dilutive securities:
Stock options	59	1,478	754	1,380
Restricted stock units	2,092	3,118	1,893	2,558
Employee stock purchase plan	3	8	8	11
Weighted-average common stock used in computing Non-GAAP net income per share—diluted	175,393	192,827	182,865	194,415
Non-GAAP net income per share—basic	$0.19	$0.13	$0.55	$0.42
Non-GAAP net income per share—diluted	$0.19	$0.13	$0.54	$0.41
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	42,586	22,495	135,639	124,308
Purchase of property and equipment	(6,707)	(8,374)	(35,696)	(31,593)
Total free cash flow	$35,879	$14,121	$99,943	$92,715